Exhibit 99.1

Summarized Tenant Financial Data

Abbott Laboratories ("Abbott") currently files financial statements for TAP Pharmaceutical Products Inc. ("TAP") in reports filed with the SEC. The following summary financial data regarding TAP is taken from Abbott's previously filed public reports. For more detailed financial information regarding TAP, please refer to their financial statements, which are publicly available with the SEC through Abbott's filings at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(in thousands)
Consolidated Statements of Operations

Net Sales	$ 3,362,672	$ 3,259,850	$ 3,361,634
Income from Operations	1,512,326	1,373,993	1,176,389
Net Income	951,621	882,772	749,969

	As of the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(in thousands)
Consolidated Balance Sheets

Total Assets	$ 1,333,144	$ 1,470,182	$ 1,176,565
Non-current Liabilities	54,300	53,971	48,450
Stockholders' Equity	324,388	334,022	151,364